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Exhibit 99.1

CHICAGO PIZZA & BREWERY, INC.

Certification of Co-Chief Executive Officers and Chief Financial Officer
Regarding Quarterly Report on Form 10-Q for the
Quarter Ended June 30, 2002

        Paul A. Motenko and Jeremiah J. Hennessy, the Co-Chief Executive Officers of Chicago Pizza & Brewery, Inc. (the "Company") and C. Douglas Mitchell, the Chief Financial Offer of the Company, hereby certify that, to the best of their knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002 (the "Covered Report") and, except as corrected or supplemented in a subsequent covered report:

  •
  the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  •
  the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        In Witness Whereof, each of the undersigned has signed this Certification as of this August 6, 2002.

/s/ PAUL A. MOTENKO Paul A. Motenko Chairman of the Board of Directors, Co-Chief Executive Officer, Vice President and Secretary	/s/ JEREMIAH J. HENNESSY Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President	/s/ C. DOUGLAS MITCHELL C. Douglas Mitchell Chief Financial Officer

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CHICAGO PIZZA & BREWERY, INC. Certification of Co-Chief Executive Officers and Chief Financial Officer Regarding Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2002